Exhibit 10.2




                              EMPLOYMENT AGREEMENT

                                DOUGLAS P. FIELDS

      AGREEMENT, dated as of the ____ day of ________, 1996, among Eagle Supply, Inc., a Florida corporation, having a place of business at 1451 Channelside Drive, Tampa, Florida 33629 (the "Company"), Eagle Supply Group, Inc., a Delaware corporation having an office located at 122 East 42nd Street, New York, New York 10168 (the "Parent"), and Douglas P. Fields, an individual residing at 100 Midwood Road, Greenwich, Connecticut 06830(the "Executive").

      WHEREAS, the Company is principally engaged in the business of the distribution of roofing supplies and related products; and

      WHEREAS, the Parent is principally engaged in the business of seeking acquisition candidates engaged in the wholesale distribution of roofing supplies and related products and vendors or suppliers to such distribution businesses and businesses related thereto; and

      WHEREAS, all of the issued and outstanding securities of the Company are being purchased by Parent (the "Acquisition"); and

      WHEREAS, the Company desires to employ the Executive as its Chairman of the Board of Directors and Chief Executive Officer; and

      WHEREAS, Parent desires to employ the Executive as its Chairman of the Board of Directors and Chief Executive Officer; and

      WHEREAS, Parent and Company acknowledge that Executive is a party to an employment agreement with TDA Industries, Inc. ("TDA") which has been assumed by Pemberton Services Corporation ("PSC"); and
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      WHEREAS, Executive is willing to accept such employment by the Parent and
Company, all in accordance with the conditions and other provisions hereinafter set forth and the acknowledgment, approval and consent of TDA and PSC as indicated by their acknowledgment, approval and consent as set forth at the foot of this Agreement; and

      NOW, THEREFORE, in consideration of the promises and mutual representations, covenants, and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree effective upon the consummation of the Acquisition as follows:

      1. Term: Subject to and conditioned upon TDA's and PSC's acknowledgment, approval and consent to Executive in entering into this Agreement and TDA's and PSC's acknowledgement that this agreement shall not be deemed to be a violation of any of the terms and conditions of Executive's agreements with TDA and PSC, the term of this Agreement shall be for a period of five (5) years commencing on the consummation of the Acquisition and terminating on the fifth anniversary date of the consummation of the Acquisition, subject to earlier termination as provided herein or unless extended by mutual consent of the parties.

      2. Employment: (A) Subject to the terms and conditions and for the compensation hereinafter set forth, the Parent and the Company hereby agree to employ Executive for and during the term of

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this Agreement. Executive is hereby employed by the Parent and the Company as the Chairman of the Board of Directors and Chief Executive Officer of each. The Executive's powers and duties shall be those of an executive nature which are appropriate for a Chairman of the Board of Directors and Chief Executive Officer in accordance with the Parent's and Company's respective By-Laws; and Executive does hereby accept such employment or greater employment as may be mutually agreed upon by the parties hereto and agrees to devote as much time to the affairs of the Parent and the Company as Executive deems necessary to discharge his duties to them during the term of this Agreement. Executive shall report to the Boards of Directors of the Parent and the Company. Neither the Parent nor the Company shall require Executive to be employed in any location other than in proximity to his residence unless he consents in writing to such location.

      (B) During the term of this Agreement, Executive shall be furnished with office space and facilities commensurate with his position and adequate for the performance of his duties; he shall be provided with the perquisites customarily associated with the position of Chairman of the Board of Directors and Chief Executive Officer of the Parent and the Company.

      (C) During the term of this Agreement, the Parent shall be responsible (i) to pay to Executive the compensation set forth in Section 3; (ii) reimburse Executive for expenses as provided in Section 4; and (iii) provide Executive with the benefits and

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vacation set forth in Section 5. In the event the Parent fails to perform any of its obligations under Sections 3, 4, 5, 7, or any other Section of this Agreement, the Company shall be so obligated.

      (D) The executive agrees to submit to any medical examination(s) and provide any information and documents reasonably necessary for the Parent or the Company to obtain any insurance required by this Agreement and "Key Man" life insurance on the Executive's life.

      3. Compensation:

      (A) Salary: During the term of this Agreement, the Parent agrees to pay Executive, and Executive agrees to accept, an annual salary of not less than Two Hundred Thousand Dollars ($200,000) per year, payable in accordance with the Parent's policies, for services rendered by Executive hereunder.

      (B) Bonus: As additional compensation, the Parent may pay Executive a periodic bonus as determined by the Board of Directors.

      (C) Increases: The annual salary is subject to periodic increases at the discretion of the Board of Directors with such increases to take effect no later than on each anniversary date of this Agreement.

      4. Expenses: The Parent shall reimburse Executive for all reasonable and actual business expenses incurred by him in connection with his service to the Parent and the Company, upon submission by him of appropriate vouchers and expense account reports.

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      5. Benefits:

      (A) Insurance: In addition to the salary and bonus to be paid to Executive hereunder, the Parent shall maintain family medical and dental insurance, life insurance in the amount of not less than Fifty Thousand Dollars ($50,000) on the life of Executive and for which Executive shall designate the beneficiary(ies), and long term disability insurance providing monthly disability benefits to Executive of not less than Five Thousand Dollars ($5,000). Executive and his dependents shall be entitled to participate in such other benefits as are extended to active executive employees of the Parent or the Company and their dependents including but not limited to pension, retirement, profit-sharing, 401(k), stock option, bonus and incentive plans, group insurance, hospitalization, medical or other benefits made available by the Parent or the Company to their employees generally.

      (B) Vacation: Executive shall be entitled to take up to four (4) weeks of paid vacation annually at a time mutually convenient to the Parent, Company and Executive.

      6. Restrictive Covenants: (A) Executive recognizes and acknowledges that the Parent and the Company, through the expenditure of considerable time and money, have developed and will continue to develop in the future information concerning customers, clients, marketing, business and operational methods of the Parent and the Company and their customers or clients, contracts,

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financial or other data, technical data or any other confidential or proprietary information possessed, owned or used by the Parent or the Company, and that the same are confidential and proprietary, and are "confidential information" of the Parent and the Company. In consideration of his employment by the Parent and the Company hereunder, Executive agrees that he will not, without the consent of the Board of Directors of Parent, make any disclosure of confidential information now or hereafter possessed by the Parent or the Company to any person, partnership, corporation or entity either during or after the term hereunder, except to employees of the Parent or the Company or their subsidiaries or affiliates and to others within or without the Parent or the Company as the Executive may deem necessary in order to conduct the Parent's or the Company's business and except as may be required pursuant to any court order, judgment or decision from any court of competent jurisdiction. The foregoing shall not apply to information which is in the public domain on the date hereof; which, after it is disclosed to Executive by the Parent or the Company, is published or becomes part of the public domain through no fault of Executive; which is known to Executive prior to disclosure thereof to him by the Parent or the Company as evidenced by his written records; or, after Executive is no longer employed by the Parent and the Company, which is thereafter disclosed to Executive in good faith by a third party which is not under any obligation of confidence or secrecy to the Parent or the Company with respect to such

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information at the time of disclosure to him. The provisions of this Section 6 shall continue in full force and effect notwithstanding any lawful termination of Executive's employment under this Agreement for a period of six months following said termination of employment.

      (B) Except in the ordinary course of his duties as Chairman of the Board of Directors and Chief Executive Officer, or in the furtherance of the business of the Parent or the Company, during the period from the date of this Agreement until one (1) year following the date on which his employment with the Parent and the Company is lawfully and properly terminated, Executive will not, directly or indirectly:

            (i) persuade or attempt to persuade any person or entity which is or was a customer, client or supplier of the Parent or the Company on the date on which Executive's employment with the Company is terminated to cease doing business with the Parent or the Company, or to reduce the amount of business it does with the Parent or the Company;

          (ii) solicit for himself or any other person or entity other than the Parent or the Company the business of any person or entity which is a customer or client of the Parent or the Company, or was a customer or client within six (6) months prior to the termination of his employment by the Parent or the Company, with respect to the distribution of roofing supplies and related products; or

         (iii) persuade or attempt to persuade any employee of the Parent or the Company, or any individual who was an employee of the Parent or the Company during the six (6) month period prior to the lawful and proper termination of this Agreement, to leave Parent's or the Company's employ, or to become employed by any person or entity other than the Parent or the Company.

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      (C) Executive acknowledges that the restrictive covenants (the
"Restrictive Covenants") contained in this Section 6 are a condition of his employment and are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part of any of the Restrictive Covenants, is invalid or unenforceable, the remainder of the Restrictive Covenants and parts thereof shall not thereby be affected and shall be given full effect, without regard to the invalid portion. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable because of the geographic or temporal scope of such provision, such court shall have the power to reduce the geographic or temporal scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

      (D) If Executive breaches, or threatens to breach, any of the Restrictive Covenants, the Parent, in addition to and not in lieu of any other rights and remedies it may have at law or in equity, shall have the right to injunctive relief; it being acknowledged and agreed to by Executive that any such breach or threatened breach would cause irreparable and continuing injury to the Parent or the Company and that money damages would not provide an adequate remedy to the Parent or the Company.

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      7. Termination:

      (A) Death: In the event of Executive's death ("Death") during the term of his employment, Executive's designated beneficiary(ies), or in the absence of such beneficiary designation, his estate shall be entitled to payment of Executive's salary from date of Death to the expiration of one (1) year thereafter. In addition, Executive's beneficiary(ies) and/or dependents shall be entitled, for the same one year period, to continuation, at the Parent's or the Company's expense, of such benefits as are then being provided to them under
Section 5(A) hereof, and any additional benefits as may be provided to dependents of the Parent's or the Company's executive officers in accordance with the terms of the Parent's or the Company's policies and practices. In addition, any options granted to Executive which have not, by the terms of the options, vested shall be deemed to have vested as of the date of his Death and shall thereafter be exercisable by Executive's beneficiary(ies) or estate for the maximum period of time allowed for exercise thereof under the terms of such options.

      (B) Disability:

      (a) In the event Executive, by reason of physical or mental incapacity, shall be disabled ("Disability") for a period of at least six (6) consecutive months, the Parent shall have the option at any time thereafter to terminate Executive's employment hereunder for Disability. Such termination will be effective

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thirty (30) days after the Board of Directors of Parent gives written notice of such termination to Executive, unless Executive shall have returned to the performance of his duties prior to the effective date of the notice. All obligations of the Parent or the Company hereunder shall cease upon the effectiveness of such termination, provided that such termination shall not affect or impair any rights Executive may have under any policy of long term disability insurance or benefits then maintained on his behalf by the Parent or the Company. In addition, for a period of one (1) year following termination of Executive's employment for Disability, Executive and his dependents, as the case may be, shall continue to receive the benefits set forth under Section 3(A) and 5(A) hereof, less any benefits received by the Executive and his dependents under any long term disability insurance policy during such one (1) year period, as well as such benefits as are extended to the Parent's and the Company's active executive employees and their dependents during such period. Any options granted to the Executive which have not, by the terms of the options, vested shall be deemed to have vested at the termination and shall thereafter be exercisable by the Executive, his beneficiary(ies), conservator or estate, as applicable, for the maximum period of time allowed for exercise thereof under the terms of such options.

      (b) "Incapacity" as used herein shall mean the inability of the Executive due to physical or mental illness, injury or disease substantially to perform his normal duties as Chairman of the Board

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of Directors and Chief Executive Officer. Executive's salary as provided for hereunder shall continue to be paid during any period of incapacity prior to and including the date on which Executive's employment is terminated for Disability and for one (1) year following termination for Disability in accordance with
Section 7(B)(a).

      (C) By The Parent For Cause:

      (a) The Parent shall have the right, before the expiration of the term of this Agreement, to terminate this Agreement and to discharge Executive for cause (hereinafter "Cause"), and all compensation to Executive shall cease to accrue upon discharge of Executive for Cause. For the purposes of this Agreement, the term "Cause" shall mean (i) Executive's conviction, after the date hereof, of a felony; (ii) the alcoholism or drug addiction of Executive; (iii) gross negligence or willful misconduct of Executive in connection with his duties hereunder; (iv) the determination by any regulatory or judicial authority (including any securities self-regulatory organization) that Executive directly violated, before or after the date hereof, any federal or state securities law, any rule or regulation adopted thereunder; or (v) the continued and willful failure by Executive substantially and materially to perform his material duties hereunder.

      (b) If the Parent elects to terminate Executive's employment for Cause under Section 7(C)(a) above, such termination shall be effective fifteen (15) days after the Parent gives written notice

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of such termination to Executive. In the event of a termination of Executive's employment for Cause in accordance with the provisions of Section 7(C)(a), the Parent and the Company shall have no further obligation to the Executive, except for the payment of all compensation and other vested benefits which have accrued through the date of such termination and not paid and any other benefits to which he or his dependents may be entitled by law.

      (D) By Executive for Reason:

      Executive shall have the right to terminate his employment at any time for "reason" (herein designated and referred to as "Reason"). The term Reason shall mean (i) the failure to elect or appoint, or re-elect or re-appoint, Executive to, or removal or improperly attempted removal of Executive from, his positions as Chairman of the Board of Directors or Chief Executive Officer with the Parent or the Company, except in connection with the proper termination of Executive's employment by reason of Cause, Death or Disability; (ii) a reduction in Executive's overall compensation other than his discretionary bonus under
Section 3(B) above or an adverse change in the nature or scope of the authorities, powers, functions or duties normally attached to the Executive's position with the Parent or the Company; (iii) the Parent's or the Company's failure or refusal to perform any obligations required to be performed in accordance with this Agreement after a reasonable notice and an opportunity to cure same; or (iv) a Change in Control of the Company, as defined herein.

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      (E) Severance: (a) In the event Executive's employment hereunder shall be terminated by the Executive for Reason or by the Parent or the Company for other than Cause, Death or Disability: (1) the Executive shall thereupon receive as severance pay in a lump sum the amount of salary and bonuses which the Executive would have received for the remaining term of this Agreement had there been no termination, provided however, that in no event shall such lump sum payment be less than one year's salary and bonus; and (2) the Executive's (and his dependents') participation in any and all life, disability, medical and dental insurance plans shall be continued, or equivalent benefits provided to him or them by the Parent or the Company, at no cost to him or them, for a period of two years from such termination; and (3) any options granted to Executive which have not, by the terms of the options, vested shall be deemed to have vested at the termination and shall thereafter be exercisable for the maximum period of time allowed for exercise thereof under the terms of such options;

      (b) an election by Executive to terminate his employment under the provisions of this Section 7 shall not be deemed a voluntary termination of employment of Executive for the purpose of interrupting the provisions of any of the Parent's or the Company's employee benefit plans, programs or policies.

      (F) Resignation: In the event Executive resigns without Reason prior to the expiration hereof, he shall receive any unpaid fixed salary through such resignation date and such benefits to

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which he is entitled by law.

      (G) Extension of Benefits: Any extension of benefits following the termination of employment provided for herein shall be deemed to be in addition to, and not in lieu of, any period for the continuation of benefits provided for by law, either at the Parent's, the Company's, Executive's or his dependents' expense.

      (H) Change in Control: For purposes hereof, a Change in Control shall be deemed to have occurred (i) if there has occurred a "change in control" as such term is used in Item 1 (a) of Form 8- K promulgated under the Securities Exchange Act of 1934, as amended("Exchange Act") or (ii) if there has occurred a change in control as the term "control" is defined in Rule 12b-2 promulgated under the Exchange Act.

      8. Indemnification: The Parent and the Company hereby indemnify and hold Executive harmless to the extent of any and all claims, suits, proceedings, damages, losses or liabilities incurred by Executive and arising out of any acts or decisions done or made in the authorized scope of his employment hereunder. The Parent and the Company hereby agree to pay all expenses, including reasonable attorney's fees, actually incurred by Executive in connection with the investigation of any such matter, the defense of any such action, suit or proceeding and in connection with any appeal thereon including the costs of settlements. Nothing contained herein shall entitle Executive to indemnification by the Parent or the Company in excess of that permitted under applicable

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law.

      9. Waiver: No delay or omission to exercise any right, power or remedy accruing to any party hereto shall impair any such right, power or remedy or shall be construed to be a waiver of or an acquiescence to any breach hereof. No waiver of any breach hereof shall be deemed to be a waiver of any other breach hereof theretofore or thereafter occurring. Any waiver of any provision hereof shall be effective only to the extent specifically set forth in an applicable writing. All remedies afforded to any party under this Agreement, by law or otherwise, shall be cumulative and not alternative and shall not preclude assertion by such party of any other rights or the seeking of any other rights or remedies against any other party.

      10. Governing Law: The validity of this Agreement or of any of the provisions hereof shall be determined under and according to the laws of the State of New York, and this Agreement and its provisions shall be construed according to the laws of the State of New York, without regard to the principles of conflicts of law and the actual domiciles of the parties hereto.

      11. Notices: All notices, demands or other communications required or permitted to be given in connection with this Agreement shall be given in writing, shall be transmitted to the appropriate party by hand delivery, by certified mail, return receipt requested, postage prepaid or by overnight courier and shall be addressed to a party at such party's address shown on the first page hereof.

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A party may designate by written notice given to the other parties a new address to which any notice, demand or other communication hereunder shall thereafter be given. Each notice, demand or other communication transmitted in the manner described in this Section 11 shall be deemed to have been given and received for all purposes at the time it shall have been (i) delivered to the addressee as indicated by the return receipt (if transmitted by mail), the affidavit of the messenger (if transmitted by hand delivery or overnight courier) or (ii) presented for delivery during normal business hours, if such delivery shall not have been accepted for any reason.

      12. Assignments: This Agreement shall be binding upon and inure to the benefit of the parties and each of their respective successors, assigns, heirs and legal representatives; provided, however, that Executive may not assign or delegate his obligations, responsibilities and duties hereunder except as permitted by the Parent's or the Company's By-Laws, custom, practice, policies or the respective Board of Directors. Neither the Parent nor the Company may assign this Agreement without the prior written consent of the Executive.

      13. Miscellaneous: This Agreement contains the entire understanding among the parties hereto and supersedes all other oral and written agreements or understandings among them with respect to the subject matter hereof. No modification or addition hereto or waiver or cancellation of any provision shall be valid except by a

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writing signed by the party to be charged therewith.

      14. Obligations of a Continuing Nature: It is expressly

understood and agreed that the covenants, agreements and restrictions undertaken by or imposed on Executive, the Parent and the Company hereunder, which are stated to exist or continue after termination of Executive's employment with the Parent or the Company, shall exist and continue irrespective of the method or circumstances of such termination for the respective periods of time set forth herein.

      15. Severability: The parties agree that if any of the covenants, agreements or restrictions contained herein are held to be invalid by any court of competent jurisdiction, the remainder of the other covenants, agreements, restrictions and parts thereof herein contained shall be severable so not to invalidate any others, and such other covenants, agreements, restrictions and parts thereof shall be given full effect without regard to the invalid covenant, agreement, restriction or part thereof.

      16. Venue: Jurisdiction: The Parent, the Company and the Executive hereby agree that any action, proceeding or claim against any of them arising out of or relating in any way to this Agreement shall be brought and enforced in any of the courts of the State of New York in New York County, New York, or the United States District Court for the Southern District of New York, and irrevocably submit to such jurisdiction. The Parent, the Company and the Executive hereby waive any objection to such jurisdiction

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and that such courts represent an inconvenient forum. The Parent, the Company and the Executive hereby waive the right to a trial by jury in any action, proceeding or claim against any of them arising out of or relating in any way to this Agreement. Any process or summons to be served upon the Parent, the Company or the Executive may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to their respective addresses set forth in the initial paragraph of this Agreement or such other address as a party may so notify the other parties hereto in the manner provided by Section 11 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Parent, the Company and the Executive in any action, proceeding or claim.

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      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                          EAGLE SUPPLY GROUP, INC.

                                    By:   ______________________________
                                          Frederick M. Friedman,
                                          Executive Vice President

                                          EAGLE SUPPLY, INC.

                                    By:   _____________________________
                                          Frederick M. Friedman,
                                          Executive Vice President

                                          -------------------------------
                                          Douglas P. Fields, Executive

                                          ACKNOWLEDGED, CONSENTED TO AND

                                          APPROVED:

                                          TDA INDUSTRIES, INC.

                                    By:   ______________________________
                                          Frederick M. Friedman,
                                          Executive Vice President

                                          PEMBERTON SERVICES CORP.

                                    By:   _____________________________
                                          Frederick M. Friedman,
                                          Executive Vice President

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